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                                                                    EXHIBIT 21.1

                              BOCA RESEARCH, INC.
                                  SUBSIDIARIES

               NAME                     JURISDICTION OF INCORPORATION
               ----                     -----------------------------
Complete Acquisition Corp.                         Florida
Boca Research International, Inc.        United States Virgin Islands
Boca Research Holland B.V.                         Holland
Boca Research of Delaware, Inc.                    Delaware
Boca Research (UK) Limited                      United Kingdom
Boca Research International
  Holdings Ltd.                                   Mauritius